EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of China Yingxia International, Inc. (the "Company") on Form 10-Q for the quarter ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yingxia Jiao, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Yingxia Jiao
Chief Executive Officer

November 14, 2008

A signed original of this written statement required by Section 906 has been provided to China Yingxia International, Inc.and will be retained by China Yingxia International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.